Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment No. 4”), dated as of April 11, 2018, by and among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), the other Reaffirming Parties (as defined below) party hereto, the 2018 Refinancing Term Lenders (as defined below) party hereto, the other Lenders party hereto and GOLDMAN SACHS BANK USA, as administrative agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”). Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp. are acting as joint lead arrangers and joint bookrunners in connection with this Amendment No. 4.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of April 3, 2017, among the Borrower, the lenders party thereto from time to time (collectively, the “Lenders” and each individually, a “Lender”) and Goldman Sachs Bank USA, as Administrative Agent (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of September 18, 2017, that certain Amendment No. 2 to Credit Agreement, dated as of November 17, 2017, and that certain Amendment No. 3 to Credit Agreement, dated as of December 18, 2017, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein (the Credit Agreement, as amended by this Amendment No. 4, the “Amended Credit Agreement”) so as to, among other things, provide for a new Class of Term Loans denominated in Dollars (the “2018 Refinancing Term Loans”), which 2018 Refinancing Term Loans would refinance all of the Term Loans made (or deemed made) on the First Amendment Effective Date that are outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment No. 4 (the “Existing Term Loans”) and shall have the terms set forth in the Amended Credit Agreement;

WHEREAS, pursuant to the Engagement Letter, dated March 29, 2018 (the “Engagement Letter”), by and among Goldman Sachs Bank USA and the Borrower, Goldman Sachs Bank USA has agreed to act as lead left arranger and bookrunner (in such capacities, the “Refinancing Arranger”) in connection with the provision of the 2018 Refinancing Term Loans;

WHEREAS, each Existing Term Lender that executes and delivers a consent and executed signature page to this Amendment No. 4 in the form of the Lender Consent attached to the Election Notice Memorandum posted on LendAmend on April 2, 2018 (a “Lender Consent”) electing the “Consent and Cashless Settlement Option” or the “Consent and Assignment Settlement Option” (such consenting Lender, an “Exchanging Term Lender”) will be deemed (i) to have agreed to the terms of this Amendment No. 4 and the Amended Credit Agreement, (ii) to have agreed to exchange (as further described in the Lender Consent) the Allocated Amount (as defined in the Cashless Settlement of Existing Term Loans letter, dated April 11, 2018, by and among the Borrower, the Refinancing Arranger and the Administrative Agent) of its Existing

Term Loans for 2018 Refinancing Term Loans in an equal principal amount, and (iii) upon the Amendment No. 4 Effective Date, to have exchanged (as further described in the Lender Consent) the Allocated Amount of its Existing Term Loans for 2018 Refinancing Term Loans in an equal principal amount, which will be effectuated either by exercising a cash-less exchange option or through a cash settlement option selected by such Exchanging Term Lender in its Lender Consent;

WHEREAS, each Person that executes and delivers a signature page to this Amendment No. 4 in the capacity of an “Additional Refinancing Term Lender” (each, an “Additional Refinancing Term Lender” and together with the Exchanging Term Lenders, the “2018 Refinancing Term Lenders”) will be deemed (i) to have agreed to the terms of this Amendment No. 4 and the Amended Credit Agreement and (ii) to have committed to make 2018 Refinancing Term Loans to the Borrower on the Amendment No. 4 Effective Date, in the amount notified to such Additional Refinancing Term Lender by the Refinancing Arranger (but in no event greater than the amount such Person committed to make as Additional Refinancing Term Loans) (such loans, the “Additional Refinancing Term Loans”);

WHEREAS, the aggregate proceeds of the Additional Refinancing Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans (other than the Exchanged Term Loans);

WHEREAS, each Additional Refinancing Term Lender party hereto is prepared to provide 2018 Refinancing Term Loans in an amount equal to its commitment to provide such Loans as set forth on Schedule 1 hereto (the “Additional Term Commitments”, and together with the Allocated Amount in respect of each Exchanging Term Lender electing the cash settlement option, the “2018 Refinancing Term Commitments”), subject to the terms and conditions set forth herein; and

WHEREAS, each Loan Party party hereto and Gibraltar Holdings (collectively, the “Reaffirming Parties”, and each, a “Reaffirming Party”) expects to realize substantial direct and indirect benefits as a result of this Amendment No. 4 becoming effective and the consummation of the transactions contemplated hereby and agrees to reaffirm its obligations under the Credit Agreement, the Security Documents, and the other Loan Documents to which it is a party.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:

SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used (including in the preamble and recitals hereto) but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. As used in this Amendment No. 4:

“2018 Refinancing Term Commitments” is defined in the seventh recital hereto.

“2018 Refinancing Term Lenders” is defined in the fifth recital hereto.

“2018 Refinancing Term Loans” is defined in the second recital hereto.

“Additional Refinancing Term Lenders” is defined in the fifth recital hereto.

“Additional Refinancing Term Loans” is defined in the fifth recital hereto.

“Additional Term Commitments” is defined in the seventh recital hereto.

“Administrative Agent” is defined in the preamble hereto.

“Amended Credit Agreement” is defined in the second recital hereto.

“Amendment No. 4” is defined in the preamble hereto.

“Amendment No. 4 Effective Date” means the date on which the conditions set forth in Section 6 of this Amendment No. 4 are satisfied or waived.

“Borrower” is defined in the preamble hereto.

“Borrower Notice” is defined in Section 6(k) hereof.

“Credit Agreement” is defined in the first recital hereto.

“CTA Amendment” is defined in Section 6(l) hereof.

“Engagement Letter” is defined in the third recital hereto.

“Exchanged Term Loan” is defined in Section 2(a)(i) hereof.

“Exchanging Term Lenders” is defined in the fourth recital hereto.

“Existing Term Loans” is defined in the second recital hereto.

“Existing Term Lender” means each Lender holding Term Loans made (or deemed made) on the First Amendment Effective Date immediately prior to the effectiveness of this Amendment No. 4.

“Fourth Amendment Prepayment Amount” is defined in Section 9(b) hereof.

“Lender Consent” is defined in the fourth recital hereto.

“Lenders” is defined in the first recital hereto.

“NFIP” is defined in Section 6(k) hereof.

“Non-Exchanging Term Lender” is defined in Section 2(a)(ii) hereof.

“Reaffirming Parties” is defined in the eighth recital hereto.

“Refinancing Arranger” is defined in the third recital hereto.

SECTION 2. EXCHANGE OF EXISTING TERM LOANS; AGREEMENT TO MAKE 2018 REFINANCING TERM LOANS.

(a)	Exchange and Repayment of Existing Term Loans.

(i)	As of the Amendment No. 4 Effective Date, subject to the terms hereof, each Exchanging Term Lender agrees that an aggregate principal amount of its Existing Term Loans (the “Exchanged Term Loans”) equal to the amount notified to such Exchanging Term Lender by the Refinancing Arranger will be exchanged for 2018 Refinancing Term Loans either through a cashless rollover or a cash settlement by assignment, as selected in such Exchanging Term Lender’s Lender Consent (and as such amount may be reduced by the Refinancing Arranger).

(ii)	As of the Amendment No. 4 Effective Date, subject to the terms hereof, (1) each Exchanging Term Lender agrees that (notwithstanding Sections 2.12 and 2.13 of the Credit Agreement) the aggregate principal amount of its Existing Term Loans not being exchanged either through a cashless rollover or a cash settlement by assignment, as selected in such Exchanging Term Lender’s Lender Consent (and as such amount not being exchanged may be increased by the Refinancing Arranger), equal to the amount notified to such Exchanging Term Lender by the Refinancing Arranger and all unpaid and accrued interest thereon through but not including the Amendment No. 4 Effective Date, will be repaid in full and (2) the Borrower agrees that the aggregate principal amount of the Existing Term Loans, including all unpaid and accrued interest thereon through but not including the Amendment No. 4 Effective Date, of each Lender holding Existing Term Loans that are not exchanged pursuant to Section 2(a)(i) hereof (each, a “Non-Exchanging Term Lender”), will be repaid in full on the Amendment No. 4 Effective Date.

(b)	Commitment to Make Additional Refinancing Term Loans. As of the Amendment No. 4 Effective Date, subject to the terms hereof, each Additional Refinancing Term Lender agrees to make Additional Refinancing Term Loans equal to the amount notified to such Additional Refinancing Term Lender by the Refinancing Arranger (but in no event greater than the amount such Person committed to make as Additional Refinancing Term Loans as set forth on Schedule 1 hereto).

(c)	Other Provisions Regarding 2018 Refinancing Term Loans.

(i)	On the Amendment No. 4 Effective Date, the Borrower shall apply the aggregate proceeds of the Additional Refinancing Term Loans to prepay in full the principal amount of all Existing Term Loans (other than the Exchanged Term Loans). The commitments of the Exchanging Term Lenders and the Additional Refinancing Term Lenders are several and not joint, and no such 2018 Refinancing Term Lender will be responsible for any other 2018 Refinancing Term Lender’s failure to make or acquire the 2018 Refinancing Term Loans.

(ii)	Each 2018 Refinancing Term Lender shall be a “Term Lender” and “Lender” under the Credit Agreement as of the Amendment No. 4 Effective Date. Amounts paid or prepaid in respect of 2018 Refinancing Term Loans may not be reborrowed.

SECTION 3. AMENDMENTS TO LOAN DOCUMENTS.

(a)	Section 1.01 of the Credit Agreement is hereby amended by amending and restating the following defined terms to read in their entirety as follows:

“Applicable Rate” means (a) with respect to the Term Loan Facility, a percentage per annum equal to (i) 2.75% for Eurocurrency Rate Loans and (ii) 1.75% for Base Rate Loans and (b) with respect to the Incremental Revolving Facilities, a percentage per annum equal to (i) 3.25% for Eurocurrency Rate Loans and (ii) 2.25% for Base Rate Loans. For the avoidance of doubt, the Applicable Rate with respect to the Term Loan Facility as in effect for all dates occurring (i) prior to the First Amendment Effective Date shall be the “Applicable Rate” as defined in this Agreement immediately prior to giving effect to the First Amendment and (ii) during the period commencing on the First Amendment Effective Date and ending on the date immediately prior to the Fourth Amendment Effective Date shall be the “Applicable Rate” as defined in this Agreement immediately prior to giving effect to the Fourth Amendment.

“Arrangers” means (a) Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Credit Suisse Securities (USA) LLC, each in its capacity as joint lead arranger and joint bookrunner as of the Closing Date, (b) Goldman Sachs Bank USA, BMO Capital Markets, Credit Suisse Securities (USA) LLC and JPMorgan Chase Bank, N.A., each in its capacity as joint lead arranger and joint bookrunner for the 2017 Incremental Revolving Facility and (c) Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and BMO Capital Markets Corp., each in its capacity as joint lead arranger and joint bookrunner for the Term Loans made (or deemed made) on the Fourth Amendment Effective Date.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the Eurocurrency Rate (after giving effect to any Eurocurrency Rate “floor”) that would be payable on such day for a Eurocurrency Rate Loan with a one month Interest Period plus 1%, and (c) the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. If, at any time, the Base Rate would be less than zero, the Base Rate shall be deemed to be zero at such time.

“Cumulative Amount” means at any time (the “Cumulative Amount Reference Time”), an amount (which shall not be less than zero) equal to, without duplication:

(i) (x) the cumulative amount of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for all fiscal years completed after the Closing Date (commencing with the portion of fiscal year 2017) and prior to the Cumulative

Amount Reference Time, minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied after the Closing Date and prior to the Cumulative Amount Reference Time to the prepayment of Term Loans in accordance with Section 2.05(g) or any other pari passu Indebtedness (including the Priority Lien Notes) in accordance with the terms thereof (but excluding for purposes of this clause (y) any portion of such Excess Cash Flow with respect to which such prepayment has been waived by the Lender or other holder of such Indebtedness entitled thereto); plus

(ii) the amount of any Declined Proceeds; minus

(iii) the aggregate amount of any Restricted Payment made pursuant to Section 7.06(e)(ii) and any Investments made pursuant to Section 7.02(m)(ii) during the period commencing on the Closing Date and ending on or prior to the Cumulative Amount Reference Time (and, for purposes of this clause (iii), without taking account of the intended usage of the Cumulative Amount at such Cumulative Amount Reference Time).

“Eurocurrency Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurocurrency Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum equal to the rate determined by Administrative Agent to be the London interbank offered rate administered by the ICE Benchmark Administration (or any other person which takes over the administration of that rate) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars displayed on the ICE LIBOR USD page of the Reuters Screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Eurocurrency Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement. If, at any time, the Eurocurrency Rate would be less than zero, the Eurocurrency Rate shall be deemed to be zero at such time.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Collateral Trust Agreement, the CTA Amendment (as defined in the Fourth Amendment), each Note, the Issuer Documents, the Fee Letters, the Guaranty, each Security Document and any ABL Intercreditor Agreement.

“Material Real Property” means (a) any fee owned real property interest held by a Loan Party in an active Mine or any leasehold interest in real property of a Loan Party in an active Mine, (b) any real property owned by a Loan Party or in which a Loan Party has a leasehold interest located on a Reserve Area on the Closing Date that has a net book value in excess of $10,000,000, (c) any real property acquired or otherwise owned by a Loan Party or in which a Loan Party acquires a leasehold interest after the Closing Date located on a Reserve Area that has a total net book value in excess of $25,000,000 and (d) any other fee owned real property interest held by a Loan Party (other than the types of property described in clauses (a) through (c) above) with a total net book value in excess of $10,000,000 as of the date of acquisition of such real property; provided that Material Real Property shall not include (x) any real property that is identified on Schedule 1.01(d), (y) any leasehold interests of a Loan Party in commercial real property constituting offices of the Borrower and its Subsidiaries or (z) any Excluded Flood Zone Property; provided that the aggregate total net book value of all Excluded Flood Zone Property acquired after the Fourth Amendment Effective Date does not exceed $50,000,000 in the aggregate as of the date of determination; provided further that, any future coal reserve or access to a coal reserve (x) that is fee owned by a Loan Party or in which a Loan Party has a leasehold interest and (y) that is located adjacent to, contiguous with, or in close proximity to, both geographically and geologically (according to reasonable standards used in the mining industry) an active Mine or Reserve Area, may, in the reasonable discretion of the Administrative Agent (in consultation with the Borrower) and by notice to the Collateral Trustee, be deemed part of an active Mine or Reserve Area and, as a result, a “Material Real Property” in the future.

“Maturity Date” means March 31, 2025 (and, with respect to (x) an Incremental Term Facility or Refinancing Term Facility, the date on which such Facility shall become due and payable in full hereunder, as specified in the applicable Incremental Amendment or other amendment hereto and (y) an Incremental Revolving Facility or Refinancing Revolving Facility, the Incremental Revolving Facility Maturity Date with respect thereto or, in the case of a Refinancing Revolving Facility, the date on which such Refinancing Revolving Facility shall become due and payable in full hereunder, in each case, as specified in the applicable Incremental Amendment or other amendment hereto); provided, however, that, if such date is not a Business Day, the Maturity Date shall be the preceding Business Day.

“Obligations” means all advances to, and debts, liabilities and obligations (other than, for the avoidance of doubt, Hedging Obligations or Cash Management Obligations) of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Obligations” means the Obligations, the Secured Hedging Obligations and the Secured Cash Management Obligations. Notwithstanding anything to the contrary herein, the “Secured Obligations” shall not include any Excluded Hedging Obligations.

“Secured Parties” means, collectively, the Agents, the Collateral Trustee, the Arrangers, the Lenders, the L/C Issuers, any Cash Management Bank and, with respect to any Secured Hedging Agreement, any Hedge Bank.

“Similar Business” means any of the following, whether domestic or foreign: the mining, production, marketing, sale, trading and transportation (including, without limitation, any business related to terminals) of natural resources including coal, ancillary natural resources and mineral products, exploration of natural resources, any acquired business activity so long as a material portion of such acquired business was otherwise a Similar Business, and any business that is ancillary or complementary to the foregoing.

“Term Loan Commitment” means, as to each Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or as described in the First Amendment or Fourth Amendment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of Term Loan Commitments as of the Closing Date was $950,000,000. The aggregate amount of the 2017 Refinancing Term Commitments (as defined in the First Amendment) on the First Amendment Effective Date was $647,625,000. The aggregate amount of the 2018 Refinancing Term Commitments (as defined in the Fourth Amendment) on the Fourth Amendment Effective Date (after giving effect to the $46,005,937.47 prepayment made pursuant to Section 9(b) of the Fourth Amendment) is $400,000,000.

(b)	Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Cash Management Agreement” means any agreement evidencing Cash Management Obligations.

“Cash Management Bank” means any Person that (a) at the time it enters into a Cash Management Agreement, is a Lender, an Agent, an Arranger or an Affiliate of any of the foregoing or (b) becomes a Lender, an Agent, an Arranger or an Affiliate of any of the foregoing at any time after it has entered into a Cash Management Agreement.

“Excluded Flood Zone Property” means any “building”, “structure” or “mobile home” situated on any real property (each as defined in Regulation H as promulgated under the Flood Laws) located in a special flood hazard area and such real property under which such building, structure or mobile home stands.

“Flood Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Fourth Amendment” means that certain Amendment No. 4 to Credit Agreement, dated as of April 11, 2018, by and among the Borrower, the other Reaffirming Parties (as defined therein), the 2018 Refinancing Term Lenders (as defined therein) and the Administrative Agent.

“Fourth Amendment Effective Date” means April 11, 2018.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Secured Cash Management Obligations” means all advances to, and debts, liabilities and obligations of the Borrower or any Restricted Subsidiary arising under any Specified Cash Management Agreement.

“Specified Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank and which has been designated at the election of the Borrower as a “Specified Cash Management Agreement” by written notice given by the Borrower and the Cash Management Bank to the Administrative Agent.

(c)	Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of “Maximum Number of Revolving Facilities” in its entirety.

(d)	Section 2.01(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Term Loans. On the Closing Date, each Lender having a Term Loan Commitment as of the Closing Date made Existing Term Loans (as defined in the First Amendment) to the Borrower in the original principal amount of $950,000,000. On the First Amendment Effective Date, each Lender having a Term Loan Commitment as of the First Amendment Effective Date made (or was deemed to have made) Existing Term Loans (as defined in the Fourth Amendment) to the Borrower in the original principal amount of $647,625,000. Subject to the terms and conditions set forth in the Fourth Amendment, on the Fourth Amendment Effective Date, each 2018 Refinancing Term Lender (as defined in the Fourth Amendment) severally agrees to make (or will be deemed to have made) a loan (a “Term Loan”) to the Borrower in Dollars, on the Fourth Amendment Effective Date in an aggregate principal amount not to exceed such Lender’s Applicable Percentage of the Term Loan Facility; provided, however, that after giving effect to any Term Loan Borrowing, (i) the Total Outstandings of Term Loans shall not exceed the Term Loan Facility and (ii) the aggregate Outstanding Amount of the Term Loans of any Lender shall not exceed such Lender’s Term Loan Commitment. Each Term Loan Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Loan Facility. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein. Term Loan Commitments in effect on the Fourth Amendment Effective Date and not drawn on the Fourth Amendment Effective Date shall expire immediately after such date.”

(e)	Section 2.05(i) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(i) Call Protection. In the event all or any portion of the Term Loans incurred on the Fourth Amendment Effective Date is repaid (or repriced or effectively refinanced through any amendment, including, without limitation, through a Refinancing Facility) for any reason (other than voluntary prepayments with Internally Generated Cash, mandatory prepayments required pursuant to Sections 2.05(g) and 2.05(h) and repayments made pursuant to Section 2.07) prior to the six-month anniversary of the Fourth Amendment Effective Date, such repayments, repricing or effective refinancings will be made at 101.0% of the principal amount repaid, repriced or effectively refinanced if such repayment, repricing or refinancing occurs on or prior to the six-month anniversary of the Fourth Amendment Effective Date.”

(f)	Section 2.07(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) The Borrower shall repay to the Term Lenders on each date set forth below (or, if any such date is not a Business Day, the immediately preceding Business Day) the principal amount of Term Loans set forth opposite such date below:

Date	Amount
June 30, 2018	$1,000,000.00
September 30, 2018	$1,000,000.00
December 31, 2018	$1,000,000.00
March 31, 2019	$1,000,000.00
June 30, 2019	$1,000,000.00
September 30, 2019	$1,000,000.00
December 31, 2019	$1,000,000.00
March 31, 2020	$1,000,000.00
June 30, 2020	$1,000,000.00
September 30, 2020	$1,000,000.00

Date	Amount
December 31, 2020	$1,000,000.00
March 31, 2021	$1,000,000.00
June 30, 2021	$1,000,000.00
September 30, 2021	$1,000,000.00
December 31, 2021	$1,000,000.00
March 31, 2022	$1,000,000.00
June 30, 2022	$1,000,000.00
September 30, 2022	$1,000,000.00
December 31, 2022	$1,000,000.00
March 31, 2023	$1,000,000.00
June 30, 2023	$1,000,000.00
September 30, 2023	$1,000,000.00
December 31, 2023	$1,000,000.00
March 31, 2024	$1,000,000.00
June 30, 2024	$1,000,000.00
September 30, 2024	$1,000,000.00
December 31, 2024	$1,000,000.00
Maturity Date	$373,000,000.00

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.”

(g)	Section 2.15(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Request for Incremental Facility. Upon notice (an “Incremental Facility Request”) to and approval (not to be unreasonably withheld or delayed) of the Administrative Agent (who shall promptly notify the existing Lenders), the Borrower may, without the consent of any Lender, request to add an incremental revolving credit facility or increase the principal amount of any existing incremental revolving facility (each an “Incremental Revolving Facility”) and/or one or more new incremental term loan facilities (each an “Incremental Term Facility”; each Incremental Revolving Facility and Incremental Term Facility, an “Incremental Facility”) in an aggregate principal amount, which when added to the aggregate principal amount of the other Incremental Debt outstanding does not exceed the Incremental Debt Cap as of the effective date of the Incremental Facility; provided that any such request for an Incremental Facility shall be in a minimum amount equal to the lesser of (x) $25,000,000 and (y) the entire amount that remains available for request under this Section 2.15.”

(h)	Section 2.16(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) Refinancing Facility. The Borrower may, without the consent of any Lender, extend, refinance, renew or replace, in whole or in part, the Loans under any Facility or the Commitments under the Incremental Revolving Facility with one or more term loan facilities (each, a “Refinancing Term Facility”) or one or more revolving credit facilities (each, a “Refinancing Revolving Facility”) (each Refinancing Term Facility and Refinancing Revolving Facility, a “Refinancing Facility”); provided that any such request for a Refinancing Facility shall be in a minimum amount equal to the lesser of (i) $25,000,000 and (ii) the entire amount of any Facility which is being extended, refinanced, renewed or replaced under this Section 2.16.”

(i)	Section 6.11 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“6.11 Use of Proceeds. Use the proceeds of (a) the Term Loan Facility made available on the Closing Date (i) on the Closing Date, to refinance indebtedness under the Existing Credit Agreement and to pay the Transaction Costs, (ii) after the Closing Date, for ongoing working capital, capital expenditures and for other lawful corporate purposes of the Borrower and its Subsidiaries, including for acquisitions and (iii) to make distributions to certain holders of claims in accordance with the Plan of Reorganization, (b) the Additional Refinancing Term Loans (as defined in the First Amendment) made on the First Amendment Effective Date shall be used to prepay in full the principal amount of all Existing Term Loans (as defined in the First Amendment), other than the Exchanged Term Loans (as defined in the First Amendment), (c) the Additional Refinancing Term Loans (as defined in the Fourth Amendment) made on the Fourth Amendment Effective Date shall be used to prepay in full the principal amount of all Existing Term Loans (as defined in the Fourth Amendment), other than the Exchanged Term Loans (as defined in the Fourth Amendment) and (d) the Incremental Revolving Facilities for ongoing working capital, capital expenditures and for other lawful corporate purposes of the Borrower and its Subsidiaries, including for acquisitions, and for the issuance of Letters of Credit for the accounts of the Borrower or any of its Restricted Subsidiaries.”

(j)	Section 7.02(h) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(h) Investments in any assets constituting a business unit received by the Borrower or its Subsidiaries by virtue of a Permitted Asset Swap or acquired as a Capital Expenditure.”

(k)	Section 7.05(p) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(p) the unwinding or termination of any Hedging Obligations or Cash Management Obligations; and”

(l)	Section 7.14 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“7.14 [Reserved].”

(m)	Section 8.04 of the Credit Agreement is hereby amended to (i) delete the “and” appearing at the end of clause “Fifth” and (ii) add a new clause “Sixth” in appropriate numeric order that reads in its entirety as follows:

“Sixth, to payment of the unpaid Secured Cash Management Obligations, ratably among the Cash Management Banks party to the Specified Cash Management Agreements giving rise to such Secured Cash Management Obligations in proportion to the respective amounts described in this clause Sixth held by them; and”

(n)	Article IX of the Credit Agreement is hereby amended to add the following Section 9.13 at the end thereof:

“9.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance with respect to the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance with respect to the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent or any of its respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent hereby informs the Lenders that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender, or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(o)	Section 10.04(c) of the Credit Agreement is hereby amended to add the following sentence immediately after the first sentence thereof:

“In addition, to the extent that the Borrower or the Grantors (as defined in the Collateral Trust Agreement) for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section or Section 7.12(a) of the Collateral Trust Agreement to be paid by the Borrower or such Grantors to the Collateral Trustee or any Related Party of the Collateral Trustee, each Lender severally agrees to pay to the Collateral Trustee or such Related Party such Lender’s Applicable Percentage (determined as of the time the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount in connection with the Collateral Trustee following a direction of an Act of Required Secured Parties (as defined in the Collateral Trust Agreement) prior to the occurrence of the earlier of the Discharge of Credit Agreement Obligations (as defined in the Collateral Trust Agreement) or the Outstanding Loan Threshold Date (as defined in the Collateral Trust Agreement); provided that such Indemnified Liability (as defined in the Collateral Trust Agreement) was incurred by or asserted against the Collateral Trustee in its capacity as such, or against any Related Party of the Collateral Trustee acting for the Collateral Trustee in connection with such capacity.”

(p)	Exhibit D of the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit D attached hereto.

SECTION 4. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. On and after the Amendment No. 4 Effective Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, (ii) the 2018 Refinancing Term Commitments shall constitute “Term Loan Commitments” and “Commitments”, in each case, under and as defined in the Credit Agreement, (iii) the 2018 Refinancing Term Loans shall constitute “Term Loans” and “Loans”, in each case, under and as defined in the Credit Agreement and (iv) the 2018 Refinancing Term Lenders shall each constitute a “Term Lender” and a “Lender”, in each case, under and as defined in the Credit Agreement. This Amendment No. 4 shall for all purposes constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents.

SECTION 5. REPRESENTATIONS & WARRANTIES.

(a)	In order to induce the Lenders and the Administrative Agent to enter into this Amendment No. 4 and to induce the 2018 Refinancing Term Lenders to make the 2018 Refinancing Term Loans hereunder, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent on and as of the Amendment No. 4 Effective Date that each of the representations and warranties made by the Borrower contained in Article V of the Credit Agreement and by each Loan Party contained in each other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date with the same effect as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 5, the representations and warranties contained in subsection (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) of Section 6.01 of the Credit Agreement; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or by a reference to a Material Adverse Effect in the text thereof; provided further that all references in the representations set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.06, 5.07 and 5.15 of the Credit Agreement to “Loan Documents” shall be deemed to be references to this Amendment No. 4 and the other Loan Documents (including the Credit Agreement) as amended by this Amendment No. 4.

(b)	Each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent that the total net book value of the Excluded Flood Zone Property located at the addresses specified on Schedule 2 attached hereto does not exceed $10,000,000 as of the Amendment No. 4 Effective Date.

SECTION 6. CONDITIONS PRECEDENT. The effectiveness of this Amendment No. 4 and the obligation of the 2018 Refinancing Term Lenders to make the 2018 Refinancing Term Loans shall be subject to the satisfaction or waiver of the following conditions precedent (the date on which such conditions precedent are so satisfied or waived, the “Amendment No. 4 Effective Date”):

(a)	The Administrative Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this Amendment No. 4 from each Loan Party named on the signature pages hereto, the Administrative Agent and the 2018 Refinancing Term Lenders.

(b)	(i) Any fees required to be paid on or before the Amendment No. 4 Effective Date to the Administrative Agent or the Refinancing Arranger under this Amendment No. 4, the Engagement Letter or otherwise in connection with the 2018 Refinancing Term Loans shall have been paid and, unless waived by the Administrative Agent or the Refinancing Arranger, as applicable, to the extent invoiced at least three Business Days prior to the Amendment No. 4 Effective Date, the Borrower shall have paid all expenses of the Agents and the Refinancing Arranger to the extent required to be paid pursuant to the Engagement Letter or Section 10.04 of the Credit Agreement; (ii) any interest, fees and, to the extent invoiced at least three Business Days prior to the Amendment No. 4 Effective Date, expenses owing to the Existing Term Lenders as of the Amendment No. 4 Effective Date shall have been paid and (iii) an amendment fee in an amount equal to 0.125% of the principal amount of each 2018 Refinancing Term Lender’s Term Loans held on the Amendment No. 4 Effective Date (immediately after giving effect to this Amendment No. 4) shall substantially concurrently herewith be paid to each 2018 Refinancing Term Lender. For the avoidance of doubt, the amendment fee referred to in clause (iii) of the immediately preceding sentence shall not apply to the Fourth Amendment Prepayment Amount.

(c)	No Default or Event of Default shall exist, or would result immediately, from the incurrence of the 2018 Refinancing Term Loans or the application of proceeds thereof.

(d)	The representations and warranties of (i) the Borrower contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that the representations and warranties contained in subsection (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clause (b) of Section 6.01 of the Credit Agreement; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality or by a reference to a Material Adverse Effect in the text thereof.

(e)	The Administrative Agent shall have received a Borrowing Notice meeting the requirements of Section 2.02 of the Credit Agreement for the 2018 Refinancing Term Loans.

(f)	The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in clauses (c) and (d) of this Section 6 have been satisfied.

(g)	On the Amendment No. 4 Effective Date, the Administrative Agent shall have received a customary opinion of Jones Day, counsel to the Borrower and special New York counsel to the other Loan Parties addressed to the Administrative Agent, the Collateral Trustee and the Lenders and dated the Amendment No. 4 Effective Date.

(h)	The Administrative Agent shall have received (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of duly authorized officers of each Loan Party and Gibraltar Holdings, in each case, as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer of each Loan Party or Gibraltar Holdings and (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party and Gibraltar Holdings is duly organized or formed, and that each Loan Party and Gibraltar Holdings is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that certified copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents) or incumbency certificates shall not be required to be delivered with respect to Gibraltar Holdings or any Person that was a Loan Party immediately prior to the Amendment No. 4 Effective Date if such certificate includes a certification by such Responsible Officer that (i) the applicable organizational documents delivered to the Administrative Agent in connection with the funding of the Term Loans on the First Amendment Effective Date remain in full force and effect and have not been amended, modified, revoked or rescinded since the First Amendment Effective Date and/or (ii) the signatories set forth on incumbency certificates delivered to the Administrative Agent in connection with the closing of the Second Amendment Effective Date have not changed since the Second Amendment Effective Date.

(i)	The Refinancing Arranger and the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower in the form of Exhibit K of the Credit Agreement, which demonstrates that the Borrower and its Restricted Subsidiaries, on a consolidated basis, are, and after giving effect to the transactions contemplated hereby, will be, Solvent.

(j)	The Refinancing Arranger and the Administrative Agent shall have received at least three Business Days prior to the Amendment No. 4 Effective Date all documentation and other information required by regulatory authorities with respect to the Borrower and the other Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been requested by the Refinancing Arranger and the Administrative Agent at least ten Business Days prior to the Amendment No. 4 Effective Date.

(k)	The Collateral Trustee shall have received a completed standard “life of loan” flood hazard determination form for each property that contains structures and is encumbered by a Mortgage, and if the property is located in an area designated by the U.S. Federal Emergency Management Agency (or any successor agency) as having special flood or mud slide hazards, (i) a notification from the Borrower to the Collateral Trustee (“Borrower Notice”) that flood insurance coverage under the National Flood Insurance Program (“NFIP”) created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004 is not available because the applicable community does not participate in the NFIP, (ii) documentation evidencing the Collateral Trustee’s receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. Mail, or overnight delivery), and (iii) if a Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance reasonably satisfactory to the Controlling Representative (as defined in the Collateral Trust Agreement).

(l)	The Administrative Agent shall have received an executed amendment to the Collateral Trust Agreement (the “CTA Amendment”), in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7. REFINANCING ARRANGER. The Borrower and the 2018 Refinancing Term Lenders agree that the Refinancing Arranger shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Agents and Arrangers pursuant to Article IX and Section 10.04 of the Amended Credit Agreement and except as otherwise agreed to in writing by the Borrower and the Refinancing Arranger, shall have no duties, responsibilities or liabilities with respect to this Amendment No. 4, the Amended Credit Agreement or any other Loan Document.

SECTION 8. REAFFIRMATION.

(a)	To induce the 2018 Refinancing Term Lenders and the Administrative Agent to enter into this Amendment No. 4, each of the Loan Parties and Gibraltar Holdings hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to the First Amendment, the Second Amendment, the Third Amendment and this Amendment No. 4 and the incurrence of the 2018 Refinancing Term Loans hereunder) (collectively, the “Reaffirmed Documents”). The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 4.

(b)	In furtherance of the foregoing Section 8(a), each Loan Party, in its capacity as a Guarantor under the Guaranty to which it is a party (in such capacity, each a “Reaffirming Loan Guarantor”), reaffirms its guarantee of the Secured Obligations under the terms and conditions of such Guaranty and agrees that such Guaranty remains in full force and effect to the extent set forth in such Guaranty and after giving effect to this Amendment No. 4 and the incurrence of the 2018 Refinancing Term Loans, and is hereby ratified, reaffirmed and confirmed. Each Reaffirming Loan Guarantor hereby confirms that it consents to the terms of this Amendment No. 4 and the Amended Credit Agreement and that the principal of, the interest and premium (if any) on, and fees related to, the 2018 Refinancing Term Loans constitute “Secured Obligations” under the Loan Documents. Each Reaffirming Loan Guarantor hereby (i) acknowledges and agrees that the Guaranty and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 4, (ii) acknowledges and agrees that it will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Secured Obligations under each of the Loan Documents to which it is a party (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 4 and the incurrence of the 2018 Refinancing Term Loans) and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent, the Collateral Trustee and each other Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Reaffirming Loan Guarantor to avoid or delay timely performance of its obligations under the Loan Documents.

(c)

In furtherance of the foregoing Section 8(a), Gibraltar Holdings and each of the Loan Parties that is party to any Security Document, in its capacity as a “grantor”, “pledgor” or other similar capacity under such Security Document (in such capacity, each a “Reaffirming Grantor”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Amendment No. 4 and the transactions contemplated hereby, including the extension of credit in the form of the 2018 Refinancing Term Loans. In addition, each Reaffirming Grantor reaffirms the security interests granted by such Reaffirming Grantor under the terms and conditions of the Security Documents (in each case, to the extent a party thereto) to secure the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 4 and the incurrence of the 2018 Refinancing Term Loans) and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Reaffirming Grantor hereby (i) confirms that each Security Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Security Documents, the payment and performance of the Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 4 and the incurrence of the 2018 Refinancing Term Loans), including without limitation the payment and performance of all such applicable Secured Obligations that are joint and several obligations of each Guarantor and each Reaffirming Grantor now or hereafter existing, in each case pursuant to the terms of the Security Documents such Reaffirming Grantor is a party to, (ii) confirms its respective grant to the Collateral Trustee for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Reaffirming Grantor’s right, title and interest in, to and under all Collateral to which such Reaffirming Grantor granted a security interest in and a continuing Lien on pursuant to the terms of the Security Documents to which such Reaffirming Grantor is party to, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Secured Obligations (including all such Secured Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 4 and the incurrence of the 2018 Refinancing Term Loans), subject to the terms contained in the applicable Loan Documents and (iii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Security Documents to which it is a party.

(d)	Gibraltar Holdings and each Guarantor (other than the Borrower) acknowledges and agrees that (i) it is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Amendment No. 4 and (ii) nothing in the Credit Agreement, this Amendment No. 4 or any other Loan Document shall be deemed to require the consent of Gibraltar Holdings or such Guarantor to any future amendment, consent or waiver of the terms of the Credit Agreement.

(e)	As promptly as practical but in no event later than 90 days after the Amendment No. 4 Effective Date, subject to extension by the Administrative Agent in its sole discretion, the Borrower and applicable Guarantors shall take the actions specified in Sections 3.8(d)(1)-(3) of the Collateral Trust Agreement.

(f)	As promptly as practical but in no event later than 90 days after the Amendment No. 4 Effective Date, subject to extension by the Administrative Agent in its sole discretion, Gibraltar Holdings shall execute and deliver a deed of confirmation, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 9. LENDER CONSENTS.

(a)

Each Lender party hereto (it being agreed that all of such Lenders constitute Required Lenders under the Credit Agreement) hereby (i) consents to the Administrative Agent delivering a direction in writing to the Collateral Trustee (it being agreed that such direction constitutes an Act of Required Secured Parties under the Collateral Trust Agreement) authorizing and directing the Collateral Trustee to release the liens and security interests on the structures described on Schedule 2 attached hereto pursuant to Section 4.1(a)(3) of the Collateral Trust Agreement, (ii) approves and authorizes the release of Collateral set forth in the foregoing clause (i), (iii) consents to the Administrative Agent delivering a direction in writing to the Collateral Trustee (it being agreed that such direction constitutes an Act of Required Secured Parties under the Collateral Trust Agreement) authorizing and directing the Collateral Trustee to enter into the CTA Amendment and (iv) approves the terms set forth in such CTA Amendment and consents to the amendments to the Collateral Trust Agreement set forth therein.

(b)	Notwithstanding Sections 2.05 or 2.13 of the Credit Agreement, each Lender party hereto hereby (i) agrees that the Borrower shall be permitted to make a voluntary prepayment of the 2018 Refinancing Term Loans in an aggregate amount not to exceed $46,005,937.47 on a non-pro rata basis (the “Fourth Amendment Prepayment Amount”), and the full amount of such prepayment shall be applied solely to the 2018 Refinancing Term Loans funded by the Additional Refinancing Term Lender on the Amendment No. 4 Effective Date, (ii) consents to the non-pro rata payment set forth in the foregoing clause (i), and (iii) agrees that the notice requirement under Section 2.05 of the Credit Agreement requiring three Business Days prior notice for prepayment of Eurrocurrency Rate Loans is deemed satisfied.

SECTION 10. MISCELLANEOUS PROVISIONS.

(a)	Ratification. This Amendment No. 4 is limited to the matters specified herein and shall not constitute acceptance or waiver, or, to the extent not expressly set forth herein, an amendment or modification, of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith, and each of the parties hereto acknowledges and agrees that the terms of this Amendment No. 4 constitute an amendment of the terms of pre-existing Indebtedness and the related agreement, as evidenced by the Amended Credit Agreement.

(b)	Governing Law; Submission to Jurisdiction, Consent to Service of Process, Waiver of Jury Trial, Etc. Sections 10.14 and 10.15 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.

(c)	Severability. Section 10.12 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.

(d)	Counterparts; Headings. This Amendment No. 4 may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 4 by telecopy or other electronic imaging means (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment No. 4. Article and Section headings used herein are included for convenience of reference only, shall not constitute a part hereof, shall not be given any substantive effect and shall not affect the interpretation of this Amendment No. 4.

(e)	Notice. For purposes of the Credit Agreement, the initial notice address of each Additional Refinancing Term Lender shall be as set forth on Schedule 1 hereto.

(f)	Recordation of 2018 Refinancing Term Loans. Upon execution and delivery hereof, and the funding of the 2018 Refinancing Term Loans, the Administrative Agent will record in the Register the 2018 Refinancing Term Loans made by the 2018 Refinancing Term Lenders as “Term Loans”.

(g)	Third Party Beneficiary. The Collateral Trustee shall be an express third party beneficiary of this Amendment No. 4.

(h)	Amendment, Modification and Waiver. This Amendment No. 4 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.

[Remainder of page intentionally blank; signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the date first above written.

PEABODY ENERGY CORPORATION, as Borrower

By:	/s/ Walter L. Hawkins, Jr.

Name:	Walter L. Hawkins, Jr.
Title:	Senior Vice President, Finance

[Signature Page to Amendment No. 4 to Credit Agreement]

AMERICAN LAND DEVELOPMENT, LLC

AMERICAN LAND HOLDINGS OF COLORADO, LLC

AMERICAN LAND HOLDINGS OF ILLINOIS, LLC

AMERICAN LAND HOLDINGS OF INDIANA, LLC

AMERICAN LAND HOLDINGS OF KENTUCKY, LLC

BIG RIDGE, INC.

BTU WESTERN RESOURCES, INC.

COALSALES II, LLC

CONSERVANCY RESOURCES, LLC

EL SEGUNDO COAL COMPANY, LLC

HAYDEN GULCH TERMINAL, LLC

HILLSIDE RECREATIONAL LANDS, LLC

JAMES RIVER COAL TERMINAL, LLC

KAYENTA MOBILE HOME PARK, INC.

KENTUCKY UNITED COAL, LLC

MOFFAT COUNTY MINING, LLC

NEW MEXICO COAL RESOURCES, LLC

PEABODY AMERICA, LLC

PEABODY ARCLAR MINING, LLC

PEABODY ASSET HOLDINGS, LLC

PEABODY BEAR RUN MINING, LLC

PEABODY BEAR RUN SERVICES, LLC

PEABODY CABALLO MINING, LLC

PEABODY CARDINAL GASIFICATION, LLC

PEABODY CHINA, LLC

PEABODY COALSALES, LLC

PEABODY COALTRADE, LLC

PEABODY COLORADO OPERATIONS, LLC

PEABODY COLORADO SERVICES, LLC

PEABODY COULTERVILLE MINING, LLC

PEABODY DEVELOPMENT COMPANY, LLC

PEABODY ELECTRICITY, LLC

PEABODY EMPLOYMENT SERVICES, LLC

PEABODY GATEWAY NORTH MINING, LLC

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President, Finance

[Signature Page to Amendment No. 4 to Credit Agreement]

PEABODY GATEWAY SERVICES, LLC

PEABODY GLOBAL FUNDING, LLC

PEABODY HOLDING COMPANY, LLC

PEABODY ILLINOIS SERVICES, LLC

PEABODY INDIANA SERVICES, LLC

PEABODY INTERNATIONAL INVESTMENTS, INC.

PEABODY INTERNATIONAL SERVICES, INC.

PEABODY INVESTMENTS CORP.

PEABODY MIDWEST MANAGEMENT SERVICES, LLC

PEABODY MIDWEST MINING, LLC

PEABODY MIDWEST OPERATIONS, LLC

PEABODY MIDWEST SERVICES, LLC

PEABODY MONGOLIA, LLC

PEABODY NATURAL GAS, LLC

PEABODY NATURAL RESOURCES COMPANY

PEABODY NEW MEXICO SERVICES, LLC

PEABODY OPERATIONS HOLDING, LLC

PEABODY POWDER RIVER MINING, LLC

PEABODY POWDER RIVER OPERATIONS, LLC

PEABODY POWDER RIVER SERVICES, LLC

PEABODY ROCKY MOUNTAIN MANAGEMENT SERVICES, LLC

PEABODY ROCKY MOUNTAIN SERVICES, LLC

PEABODY SCHOOL CREEK MINING, LLC

PEABODY SERVICES HOLDINGS, LLC

PEABODY TERMINALS, LLC

PEABODY VENEZUELA COAL CORP.

PEABODY VENTURE FUND, LLC

PEABODY WILD BOAR MINING, LLC

PEABODY WILD BOAR SERVICES, LLC

PEABODY WILLIAMS FORK MINING, LLC

PEABODY WYOMING SERVICES, LLC

PEABODY-WATERSIDE DEVELOPMENT, L.L.C.

PEC EQUIPMENT COMPANY, LLC

SAGE CREEK LAND & RESERVES, LLC

SHOSHONE COAL CORPORATION

TWENTYMILE COAL, LLC

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President, Finance

[Signature Page to Amendment No. 4 to Credit Agreement]

PEABODY INTERNATIONAL HOLDINGS, LLC

By:	Peabody Investments Corp., as its sole member

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President, Finance

PEABODY IC FUNDING CORP.

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	President

BIG SKY COAL COMPANY

By:	/s/ Bryce G. West
	Name:	Bryce G. West
	Title:	President

PEABODY SAGE CREEK MINING, LLC SAGE CREEK HOLDINGS, LLC

By:	/s/ Mark A. Scimio
	Name:	Mark A. Scimio
	Title:	President

PEABODY TWENTYMILE MINING, LLC

By:	/s/ Patrick K. Sollars
	Name:	Patrick K. Sollars
	Title:	President

[Signature Page to Amendment No. 4 to Credit Agreement]

PEABODY WESTERN COAL COMPANY SENECA PROPERTY, LLC UNITED MINERALS COMPANY, LLC

By:	/s/ Robert F. Bruer
	Name:	Robert F. Bruer
	Title:	Vice President

SENECA COAL COMPANY, LLC

By:	/s/ Charles R. Otec
	Name:	Charles R. Otec
	Title:	President

NGS ACQUISITION CORP., LLC

By:	/s/ Walter L. Hawkins, Jr.
	Name:	Walter L. Hawkins, Jr.
	Title:	Senior Vice President – Finance

[Signature Page to Amendment No. 4 to Credit Agreement]

Executed as a Deed by

Peabody Holdings (Gibraltar) Limited

acting by:

/s/ Robert G. Guest
Director For and on behalf of Abacus (Gibraltar) Limited

/s/ Ivan P. Perez
Director/Secretary For and on behalf of Abacus Services (Gibraltar) Limited

[Signature Page to Amendment No. 4 to Credit Agreement]

GOLDMAN SACHS BANK USA, as the Additional Refinancing Term Lender

By	/s/ Thomas M. Manning
	Name:	Thomas M. Manning
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent

By	/s/ Thomas M. Manning
	Name:	Thomas M. Manning
	Title:	Authorized Signatory

[Signature Page to Amendment No. 4 to Credit Agreement]

Other executed signature pages of the 2018 Refinancing Term Lenders party hereto and the other Lenders party hereto on file with Administrative Agent

SCHEDULE 1

Additional Refinancing Term Lenders	Additional Term Commitment		Notice address
Goldman Sachs Bank USA	$121,754,600.72		200 West Street New York, New York 10282 Ph: 212-902-5192 Fax: 917-977-3966
TOTAL	$121,754,600.72	[1]

[1]	This amount includes $72,263,621.59 allocated to Exchanging Term Lenders that elected the “Assignment Settlement Option” as described in the Election Notice Memorandum posted on LendAmend. For the avoidance of doubt, the Additional Term Commitment amount does not include the Fourth Amendment Prepayment Amount.

SCHEDULE 2

1.	The Excluded Flood Zone Property located at the address of 2298 Bishop Rd., Gillette, WY 82718

2.	The Excluded Flood Zone Property located at the address of 12433 State Highway 59 N., Gillette, WY 82716

Exhibit D

[See attached]

EXHIBIT D

FORM OF AMENDED AND RESTATED COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:	Goldman Sachs Bank USA, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 3, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and GOLDMAN SACHS BANK USA, as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                      of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are (i) the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) a reconciliation of such financial statements for the Borrower and its Restricted Subsidiaries (provided that, for the avoidance of doubt, such reconciliation shall not be audited).

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are (i) the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the above date and (ii) a reconciliation of such financial statements for the Borrower and its Restricted Subsidiaries. Such financial statements fairly present in all material respects the financial condition, results of operations, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a review of the financial condition of the Borrower during the accounting period covered by the attached financial statements.

Form of Amended and Restated Compliance Certificate

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all of its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant of the Loan Documents applicable to it and no Default has occurred and is continuing.]

—or—

[the following covenants have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The calculations of the Cumulative Amount, [Excess Cash Flow,] the First Lien Leverage Ratio, the Total Leverage Ratio, Consolidated Net Income and Consolidated EBITDA set forth on Schedules 3, [4,] 5, 6 and 7, as applicable, attached hereto are true and accurate in all material respects on and as of the date of this Certificate. [Use calculation of Excess Cash Flow on Schedule 4 for fiscal year-end financial statements only.]

5. To the best of such Responsible Officer’s knowledge, as of the date hereof, all Subsidiaries of the Borrower who are required to be Guarantors, pursuant to the Credit Agreement by virtue of the definition of Guarantor under the Credit Agreement, are Guarantors [, except for the following Subsidiaries which are in the process of complying with the requirements of Section 6.12 of the Credit Agreement:].

6. Unless as stated otherwise in a certificate of a Responsible Officer attached hereto, there has been no material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                          ,             .

PEABODY ENERGY CORPORATION

By:

Name:

Title:

Form of Amended and Restated Compliance Certificate

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 1

to the Amended and Restated Compliance Certificate

[See attached]

Form of Amended and Restated Compliance Certificate

For the Year ended                                        (“Statement Date”)

SCHEDULE 2

to the Amended and Restated Compliance Certificate

[Reserved]

Form of Amended and Restated Compliance Certificate

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 3

to the Amended and Restated Compliance Certificate

($ in 000’s)

Calculation of Cumulative Amount

Cumulative Amount as of the Statement Date is an amount (which shall not be less than zero) equal to, without duplication:

A. (x) the cumulative amount of Excess Cash Flow of the Borrower and its Restricted Subsidiaries for all fiscal years completed after the Closing Date (commencing with the portion of fiscal year 2017) and prior to the Statement Date, minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied after the Closing Date and prior to the Statement Date to the prepayment of Term Loans in accordance with Section 2.05(g) of the Credit Agreement or any other pari passu Indebtedness (including the Priority Lien Notes) in accordance with the terms thereof (but excluding for purposes of this clause (y) any portion of such Excess Cash Flow with respect to which such prepayment has been waived by the Lender or other holder of such Indebtedness entitled thereto):

	$	_______________

B. the amount of any Declined Proceeds:	$	_______________

C. the aggregate amount of any Restricted Payment made pursuant to Section 7.06(e)(ii) of the Credit Agreement and any Investments made pursuant to Section 7.02(m)(ii) of the Credit Agreement during the period commencing on the Closing Date and ending on or prior to the Statement Date (and, for purposes of this clause (C), without taking account of the intended usage of the Cumulative Amount since the Statement Date):

	$	_______________

Cumulative Amount (Lines A + B – C)	$	_______________

Form of Amended and Restated Compliance Certificate

For the Year ended                                        (“Statement Date”)

SCHEDULE 4

to the Amended and Restated Compliance Certificate

($ in 000’s)

Calculation of Excess Cash Flow

A. An amount (if positive) equal to, without duplication, the amount for the fiscal year ending on the Statement Date, as reflected in the Borrower’s and its Restricted Subsidiaries’ consolidated cash flow statement for such period, of net cash provided by/used in operating activities (as determined in accordance with GAAP):

	$	_______________

B. The sum, without duplication, of the amounts from such period paid from Internally Generated Cash (except to the extent made using the Cumulative Amount) of:

1.  Scheduled repayments of Indebtedness[1] for borrowed money (excluding repayments of revolving loans except to the extent the applicable revolving commitments are permanently reduced in connection with such repayments) and scheduled repayments of Capital Lease Obligations (excluding any interest expense portion thereof), provided that, for the avoidance of doubt, any borrowing under the ABL Facility or repayment thereof (without a corresponding reduction in the commitments thereunder) shall not increase or decrease Excess Cash Flow:

	$	_______________

2. Consolidated Capital Expenditures:	$	_______________

3. Permitted Acquisitions and other Investments permitted pursuant to Section 7.02 (other than clauses (a) and (k) of Section 7.02) of the Credit Agreement:	$	_______________

4. Pre-funding of royalty payments in the ordinary course of business:	$	_______________

[1]	As used in clause B.1 above, “scheduled repayments of Indebtedness” does not include (x) repurchases of Term Loans pursuant to Sections 2.19 or 2.20 of the Credit Agreement and (y) repayments of Loans made with the cash proceeds of any Permitted Refinancing Indebtedness.

Form of Amended and Restated Compliance Certificate

5. Distributions to non-controlling interests:	$	_______________

6. Federal coal lease expenditures:	$	_______________

7. Net cash generated from proceeds of any Permitted Securitization Programs or loan proceeds from the ABL Facility (excluding interest costs):	$	_______________

Excess Cash Flow (A – (B.1 + B.2 + B.3 + B.4 + B.5 + B.6 + B.7)):	$	_______________

Form of Amended and Restated Compliance Certificate

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 5

to the Amended and Restated Compliance Certificate

($ in 000’s)

Calculation of Consolidated Net Total Debt

A. The aggregate stated balance sheet amount of all Indebtedness described in clauses (a), (b), (c), (f) and (g) (with respect to Indebtedness described in clauses (a), (b), (c) and (f)) of the definition of the term “Indebtedness” set forth in the Credit Agreement of Borrower and its Restricted Subsidiaries (for the avoidance of doubt, for this purpose, letters of credit will be deemed to have a principal amount equal to the amount drawn and not reimbursed thereunder, if any) determined on a consolidated basis in accordance with GAAP:

	$	_______________

B. The aggregate amount of Unrestricted Cash included in the consolidated balance sheet of Borrower and its Restricted Subsidiaries as of the Statement Date (other than the proceeds of Incremental Debt to be incurred on such date of determination):

	$	_______________

Consolidated Net Total Debt (A – B)	$	_______________

Calculation of First Lien Leverage Ratio

A. Consolidated Net Total Debt (as calculated above), less any portion of Consolidated Net Total Debt that is unsecured or is secured solely by a Lien that is junior to the Liens securing the Obligations as of the Statement Date:

	$	_______________

B. Consolidated EBITDA (as calculated on Schedule 7) for the period of the four consecutive fiscal quarters ending as of the Statement Date:	$	_______________

First Lien Leverage Ratio (A ÷ B)		______:1.00

Form of Amended and Restated Compliance Certificate

Calculation of Total Leverage Ratio

A. Consolidated Net Total Debt (as calculated above) as of the Statement Date:	$	_______________

B. Consolidated EBITDA (as calculated on Schedule 7) for the period of the four consecutive fiscal quarters ending as of the date of the Statement Date:	$	_______________

Total Leverage Ratio (A ÷ B)		______:1.00

Form of Amended and Restated Compliance Certificate

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 6

to the Amended and Restated Compliance Certificate

($ in 000’s)

Calculation of Consolidated Net Income

A. The net income (or loss) attributable to the Borrower and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ending as of the Statement Date, determined in accordance with GAAP, excluding, without duplication:

	$	_______________

B. Excluding, without duplication:

1. Noncash compensation expenses related to common stock and other equity securities issued to employees:	$	_______________

2. Extraordinary and non-recurring gains and losses:	$	_______________

3.  Income or losses from discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations):

	$	_______________

4.  Any non-cash impairment charges or asset write-off resulting from the application of ASC 320 Investments-Debt and Equity Securities, ASC 323 Investments-Equity Method and Joint Ventures, ASC 350 Intangibles—Goodwill and Other and ASC 360 Property, Plant and Equipment and any future or similar ASC standards relating to impairment:

	$	_______________

5. Net unrealized gains or losses resulting in such period from non-cash foreign currency remeasurement gains or losses:	$	_______________

6. Net unrealized gains or losses resulting in such period from the application ASC 815 Derivatives and Hedging, in each case, for such period:	$	_______________

7. Non-cash charges including non-cash charges due to cumulative effects of changes in accounting principles:	$	_______________

Form of Amended and Restated Compliance Certificate

8. Any net income (or loss) of the Borrower or a Restricted Subsidiary for such period that is accounted for by the equity method of accounting to the extent included therein:	$	_______________

C. Without duplication, any cash dividends and/or distributions actually received by the Borrower or a Restricted Subsidiary from any Unrestricted Subsidiary and/or Joint Venture during such period to the extent not already included therein:

	$	_______________

Consolidated Net Income (A – (B.1 + B.2 + B.3 + B.4 + B.5 + B.6 + B.7 + B.8) + C):	$	_______________

Form of Amended and Restated Compliance Certificate

For the Quarter/Year ended                                        (“Statement Date”)

SCHEDULE 7

to the Amended and Restated Compliance Certificate

($ in 000’s)

Calculation of Consolidated EBITDA

A. As of the last day of the period of four consecutive fiscal quarters ending as of the Statement Date, Consolidated Net Income for such period:	$	_______________

B. Plus, without duplication:[2]

1. consolidated interest expense for such period, determined in accordance with GAAP	$	_______________

2. to the extent deducted in computing Consolidated Net Income, the sum of all income, franchise or similar taxes for such period	$	_______________

3.  depreciation, depletion, amortization (including, without limitation, amortization of intangibles, deferred financing fees and any amortization included in pension or other employee benefit expenses) and all other non-cash items reducing Consolidated Net Income (including, without limitation, write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets and the impact of purchase accounting) for such period but excluding, in each case, non-cash charges in a period which reflect cash expenses paid or to be paid in another period)

	$	_______________

4.  non-recurring restructuring costs, expenses and charges, including, without limitation, all business optimization costs and expenses, facility opening, pre-opening and closing and consolidation costs and expenses, advisory and professional fees and stay and retention bonuses for such period

	$	_______________

[2]	With respect to any Restricted Subsidiary, such amounts will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.

Form of Amended and Restated Compliance Certificate

5.  any expenses, costs or charges related to any equity offering, Investment permitted under Section 7.02 of the Credit Agreement, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by the indenture (whether or not successful) for such period

	$	_______________

6. all non-recurring or unusual losses, charges and expenses (and less all non-recurring or unusual gains) for such period	$	_______________

7. all non-cash charges and expenses for such period	$	_______________

8. any debt extinguishment costs for such period	$	_______________

9. any amount of asset retirement obligations expenses for such period	$	_______________

10.  transaction costs, fees and expenses incurred during such period in connection with any acquisition or disposition not prohibited under the Credit Agreement or any issuance during such period of debt or equity securities by the Borrower or any of its Restricted Subsidiaries, in each case, for such expenses

	$	_______________

11. net after-tax losses attributable to asset sales, and net after-tax extraordinary losses for such period	$	_______________

12.  (a) mark-to-market gains (and less any mark-to-market losses) relating to any Hedging Agreements permitted under the Credit Agreement and (b) any mark-to-market losses attributed to short positions in any actual or synthetic forward sales contracts relating to coal or any other similar device or instrument or other instrument classified as a “derivative” pursuant to FASB ASC Topic No. 815, Derivatives and Hedging, in each case, for such period

	$	_______________

13.  commissions, premiums, discounts, fees or other charges relating to performance bonds, bid bonds, appeal bonds, surety bonds, reclamation and completion guarantees and other similar obligations during such period

	$	_______________

Consolidated EBITDA (A + (B.1 + B.2 + B.3 + B.4 + B.5 + B.6 + B.7 + B.8 + B.9 + B.10 + B.11 + B.12 + B.13)):	$	_______________

Form of Amended and Restated Compliance Certificate